POWER OF ATTORNEY Know all by these presents, that the undersigned hereby constitutes and appoints each of Phillip G. Creek and Susan E. Krohne, or either of them acting singly, as the undersigned's true and lawful attorney-in-fact to: (I) prepare, execute, and submit to the Securities and Exchange Commission ("SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC in accordance with Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder by the SEC; (2) execute for and on behalf of the undersigned, in the unde rsigned's capacity as an officer and/or director of M/1 Homes, Inc. (the "Company"), Forms 3, 4 and 5 with respect to the securities of the Company beneficially owned by the undersigned in accordance with Section 16 of the Exchange Act, and the rules and regulations promulgated thereunder by the SEC; (3) do and perform any and all acts for and on behalf of the unders igned which may be necessary or desirable to complete and execute any such Forms 3, 4 and 5, complete and execute any amendment or amendments thereto, and timely file each such Forms 3, 4 and 5, or amendment thereto, with the SEC and any stock exchange or similar authority; and (4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and sha ll contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact 's discretion. The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or resubstitution, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, sha ll lawfully do or cause to be done by vi1tue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act. This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the unders igned in a signed writing delivered to the above-named attorneys in-fact. This Power of Attorney revokes a ll previous powers of attorney with respect to the subject matter of this Power of Attorney. IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this <9-\s:t-day of ;J'u11 , 2022. ,,, ,. --•-u.,, \ KIMBERLY L. McCOY ~ Notary Public, Sta of Ohio i My Commission Expires May 23, 2026 ~ ,I' ,,, ... , '"rE OF O HIO: COUNTY OF FRANKLIN: SS The foregoing instrument was acknowledged before me this J-_lft-day of Ju ly, 2022 by Brue Soll .